UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1500 District Avenue
Burlington, MA 01803

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $0.00001 par value per share	NVIV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 1, 2024, InVivo Therapeutics Holdings Corp. (the “Company”) and its subsidiary InVivo Therapeutics Corporation filed voluntary petitions (the “Voluntary Petitions”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

On February 2, 2024, the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Voluntary Petitions and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined that the Company’s common stock will be delisted from Nasdaq. The Company does not intend to appeal this determination and, therefore, it is expected that its common stock will be delisted, which would not affect any actions it may take in bankruptcy.

Nasdaq has informed the Company that trading of the Company’s common stock will be suspended at the opening of business on February 13, 2024 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: February 6, 2024	By:	/s/ Richard Toselli
	Name:	Richard Toselli
	Title:	President and Chief Executive Officer